Exhibit b.2

                                 AMENDMENT NO. 1
                                       to
                               AMENDED & RESTATED
                                     BY-LAWS
                                       of
                               PHOENIX PORTFOLIOS

                                 AMENDMENT NO. 1

                                       to

                               AMENDED & RESTATED

                                     BY-LAWS

                                       of

                               PHOENIX PORTFOLIOS

                           A Delaware Statutory Trust

                                   ARTICLE II
                                   ----------

                            Meetings of Shareholders
                            ------------------------

         4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

         If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.


Approved:  August 23, 2006